Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 28, 2012, is by and among Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), the Lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders (together with its successors in such capacity, the “Administrative Agent”).

Recitals

WHEREAS, the Borrower, the Lenders and agents party thereto, and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of June 22, 2011 (as such agreement may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth below.

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to amend the Credit Agreement as described herein upon the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Amendments to Credit Agreement

Section 1.01          Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions where alphabetically appropriate:

“Senior Secured Debt” means all Indebtedness included in the definition of Total Funded Indebtedness (including the Secured Obligations to the extent included in the calculation of Total Funded Indebtedness) that is secured and that is not expressly subordinated by its terms to the Secured Obligations.

“Senior Secured Leverage Ratio” means the ratio of Senior Secured Debt to Consolidated EBITDA for the four (4) fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available.

Section 1.02          Amendments to Section 9.01. Section 9.01 of the Credit Agreement is hereby amended as follows:

(a)           Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Total Leverage Ratio.  The Borrower will not, as of the last day of any fiscal quarter, permit the Total Leverage Ratio to be greater than 4.50 to 1.00; provided that as of the last day of the fiscal quarters ending December 31, 2012, March 31, 2013, June 30, 2013, and September 30, 2013, the Borrower will not permit the Total Leverage Ratio to be greater than 4.75 to 1.00.”

(b)           The following section is hereby added as a new Section 9.01(f) of the Credit Agreement:

“Senior Secured Leverage Ratio.  The Borrower will not, as of the last day of the fiscal quarters ending December 31, 2012, March 31, 2013, June 30, 2013, and September 30, 2013, permit the Senior Secured Leverage Ratio to exceed 2.85 to 1.00.”

Section 1.03          Amendment to Section 9.05(m) of the Credit Agreement.  Section 9.05(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“other Investments not to exceed $50,000,000 in the aggregate at any time.”

Section 1.04          Amendment to Section 9.06(b) of the Credit Agreement. Section 9.06(b) of the Credit Agreement is hereby amended by adding a new sentence immediately following the first sentence thereof, to read as follows:

“Upon any such redesignation, such Subsidiary shall be released from any and all obligations (and all of its Property shall be released from any and all Liens) under the Security Instruments and other Loan Documents.”

Section 1.05          Amendment to Section 11.10 of the Credit Agreement. The phrase “in connection with any Disposition of Property to the extent such Disposition is permitted by the terms of Section 9.12” in the second sentence of Section 11.10 of the Credit Agreement is hereby amended to read as follows:

“in connection with (i) any redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 9.06(b) or (ii) any Disposition of Property to the extent such Disposition is permitted by the terms of Section 9.12”

ARTICLE II

Conditions Precedent

This Amendment shall become effective as of the date first referenced above when and only when the following conditions are satisfied (the “First Amendment Effective Date”):

(a)           the Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower and each Lender, in such numbers as the Administrative Agent or its counsel may reasonably request;

(b)           the Administrative Agent and the Lenders shall have received such fees as may be agreed to among the Borrower, the Administrative Agent and the Lenders with respect hereto and all other fees due and payable on or prior to the effectiveness hereof as provided in any Loan Document, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent); and

(c)           after giving effect to this Amendment, no Default shall have occurred and be continuing as of the First Amendment Effective Date.

ARTICLE III
Representations and Warranties

Each Loan Party hereby represents and warrants to each Lender that:

(a)           each of the representations and warranties of such Loan Party set forth in the Credit Agreement and in the other Loan Documents is true and correct in all material respects (unless already qualified by materiality) on and as of the First Amendment Effective Date as if made on and as of the First Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties are true and correct in all material respects as of such specified earlier date;

(b)           at the time of, and immediately after giving effect to, this Amendment, no Default has occurred and is continuing;

(c)           the execution, delivery and performance by such Loan Party of this Amendment are within its powers and have been duly authorized by all necessary corporate or other action;

(d)           this Amendment constitutes the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(e)           the execution, delivery and performance by such Loan Party of this Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Loan Parties or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment or any other

Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment or the other Loan Documents, (ii) will not violate any applicable law or regulation or any Organization Document of such Loan Party or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by such Loan Party and (iv) will not result in the creation or imposition of any Lien on any Property of such Loan Party (other than the Liens created by the Loan Documents).

ARTICLE IV
Miscellaneous

Section 4.01          Credit Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or the Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or the Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise.  All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby.  The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment. For the avoidance of doubt, each of the Guarantors hereby (a) acknowledges the terms of this First Amendment and (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, notwithstanding the consents and waivers contained herein

Section 4.02          GOVERNING LAW.  THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.03          Descriptive Headings, Etc.  The descriptive headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.  The statements made and the terms defined in the recitals to this Amendment are hereby incorporated into this Amendment in their entirety.

Section 4.04          Entire Agreement.  This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

Section 4.05          Loan Document.  This Amendment is a Loan Document executed under the Credit Agreement, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 4.06          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of the signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 4.07          Successors.  The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:	EAGLE ROCK ENERGY PARTNERS, L.P.
	By:	Eagle Rock Energy GP, L.P.
	By:	Eagle Rock Energy G&P, LLC

	By:	/s/ Jeffrey P. Wood
	Name:	Jeff Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE
AMENDMENT TO CREDIT AGREEMENT

GUARANTORS:	EROC MIDSTREAM ENERGY, L.P.
EROC QUITMAN GATHERING COMPANY, LP
EROC GATHERING COMPANY, LP
MIDSTREAM GAS SERVICES, L.P.
EAGLE ROCK FIELD SERVICES, L.P.
EAGLE ROCK ENERGY SERVICES, L.P.
EAGLE ROCK PIPELINE, L.P.
EAGLE ROCK UPSTREAM DEVELOPMENT II, L.P.
EAGLE ROCK GAS GATHERING & PROCESSING, LTD.
EAGLE ROCK OPERATING, L.P.
EAGLE ROCK GOM, L.P.
EAGLE ROCK DESOTO PIPELINE, L.P.
EAGLE ROCK MIDSTREAM, L.P.

	By:	Eagle Rock Pipeline GP, LLC, its general partner

		By:	/s/ Jeffrey P. Wood

EAGLE ROCK ACQUISITION PARTNERSHIP L.P.

	By:	Eagle Rock Upstream Development Company, Inc., its general partner

		By:	/s/ Jeffrey P. Wood

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

	By:	Eagle Rock Upstream Development Company II, Inc., its general partner

		By:	/s/ Jeffrey P. Wood

SIGNATURE PAGE
AMENDMENT TO CREDIT AGREEMENT

EAGLE ROCK ENERGY GP, L.P.

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Jeffrey P. Wood

EAGLE ROCK ENERGY G&P, LLC
HESCO GATHERING COMPANY, LLC
HESCO PIPELINE COMPANY, L.L.C.
EROC PRODUCTION, LLC
EAGLE ROCK PIPELINE GP, LLC
EAGLE ROCK ENERGY ACQUISITION CO., INC.
EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.
ESCAMBIA ASSET CO. LLC
ESCAMBIA OPERATING CO. LLC
EAGLE ROCK ENERGY ACQUISITION CO. II, INC.
EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.
SUPERIOR GAS COMPRESSION, LLC
GALVESTON BAY GATHERING, LLC
CMA PIPELINE PARTNERSHIP, LLC
EAGLE ROCK FINANCE CORP.
EAGLE ROCK ENERGY G&P HOLDING, INC.
EAGLE ROCK MARKETING, LLC
EAGLE ROCK GAS SERVICES, LLC
EAGLE ROCK MID-CONTINENT HOLDING, LLC
EAGLE ROCK MID-CONTINENT ASSET, LLC
EAGLE ROCK MID-CONTINENT HOLDING, LLC

By:	/s/ Jeffrey P. Wood

SIGNATURE PAGE
AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Shiloh Davila
Name:	Shiloh Davila
Title:	Vice President

THE ROYAL BANK OF SCOTLAND, plc, as Co-Documentation Agent and Lender

By:	/s/ Sanjay Remond
Name:	Sanjay Remond
Title:	Director

BANK OF AMERICA, N.A., as co-Syndication Agent and Lender

By:	/s/ Sandra Serie
Name:	Sandra Serie
Title:	Vice President

COMPASS BANK, as a Lender

By:	/s/ Ian Payne
Name:	Ian Payne
Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

SIGNATURE PAGE
AMENDMENT TO CREDIT AGREEMENT

COMERICA BANK, as a Lender

By:	/s/ Justin Crawford
Name:	Justin Crawford
Title:	Senior Vice President

ING CAPITAL, LLC, as a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

REGIONS BANK, as a Lender

By:	/s/ Daniel Steele
Name:	Daniel Steele
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

CAPITAL ONE, N.A., as a Lender

By:	/s/ Matthew L. Molero
Name:	Matthew L. Molero
Title:	Vice President

SIGNATURE PAGE
AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Justin M. Alexander
Name:	Justin M. Alexander
Title:	Senior Vice President

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

WHITNEY BANK, as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Senior Vice President

SIGNATURE PAGE
AMENDMENT TO CREDIT AGREEMENT